EXHIBIT 99.1

Imprimis Pharmaceuticals Announces $9.8 Million Private Placement of Units

San Diego, Calif. – December 19, 2016 -- Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) today announced that it has entered into a definitive securities purchase agreement with various accredited investors and certain members of Imprimis’ Board of Directors and senior management, including the CEO, CFO, and Senior Director of Corporate Development, to raise gross proceeds of approximately $9.8 million in a private placement of Units.

Imprimis has agreed to sell an aggregate of approximately 5.1 million Units, with each Unit consisting of one share of common stock and a warrant to purchase one share of common stock, at a purchase price of $1.915 per Unit. The warrants will have an exercise price of $1.79 per share, are non-exercisable for the first six months and will expire three years from the date on which the warrants are issued. The transaction is anticipated to close on or about December 23, 2016, subject to customary closing conditions. Imprimis anticipates using the net proceeds from the transaction primarily to advance its ophthalmology business and for general corporate purposes.

National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (NASDAQ: NHLD), acted as the exclusive placement agent for the financing. The Liquid Venture Partners group at National Securities Corporation was responsible for sourcing and executing the private placement.

Imprimis has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock, and the shares of common stock underlying the warrants, purchased in the private placement.

The securities to be sold in the private placement will not have been registered under the Securities Act of 1933, as amended, or state securities laws as of the time of issuance and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Imprimis Pharmaceuticals

Imprimis Pharmaceuticals, Inc. (NASDAQ: IMMY) is a pharmaceutical company dedicated to producing and dispensing high quality innovative compounded medications in all 50 states. The company’s unique business model drives patient access and affordability to many critical medicines. Headquartered in San Diego, California, Imprimis owns and operates three dispensing facilities located in California, New Jersey and Pennsylvania. For more information about Imprimis, please visit the corporate website at www.ImprimisRx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Imprimis’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward looking statements, which speak only as of the date they are made. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

###

Source: Imprimis Pharmaceuticals, Inc.

Imprimis Investor Contact

Bonnie Ortega

bortega@imprimispharma.com

858-704-4587